EXHIBIT 10.1

AGENTIX Corp.

FIRST AMENDMENT to the CONSULTING AGREEMENT

THIS FIRST AMENDMENT to the CONSULTING AGREEMENT (this "Amendment") is made and entered into as of September 9, 2022 (the “Effective Date”) by and between AGENTIX Corp. (“AGENTIX”) corporation (the "Company") and SALMAN HODA PHARMA CONSULTING INC, a corporation registered in the Province of Ontario, Canada located at 3858 Barley Trail, Mississauga, Ontario, Canada L5M 6N2 (the "Consultant").

WHEREAS, the Company and the Consultant entered into an agreement (the “Consulting Agreement”) for consulting services dated October 1, 2020 with Salman Hoda Pharma Consulting Inc.; and

WHEREAS, the Company and the Consultant now desire to modify the Consulting Agreement to provide revised duties, compensation arrangements and term.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Consultant agree as follows:

General

(1)

This Amendment shall amend, modify and supplement the Consulting Agreement. The terms of this Amendment shall supersede and control any provisions of the Consulting Agreement that conflict with the provisions of this Amendment. In addition, except as may be provided in this Amendment, any terms defined in the Consulting Agreement shall, when used herein, have the same meaning as provided in the Consulting Agreement.

(2)

The Consultant will continue to fulfill the duties and serve in the role as defined the in the Consulting Agreement. In order to fulfill these duties, the Company recognizes that the Consultant independently determines what activities are required to fulfill the objectives of the duties and the role.

Consulting Conditions

Section 1(b) of the Consulting Agreement is amended as follows:

“The Company recognizes that the Consultant has served as the Treasurer since December 2021, has been a member of the Board of Directors since June 2022, and since July 2022 has assumed the roles of Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. The Consultant shall assume the role of President effective immediately.”

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Termination

Sections 2(e) and 2(f) of the Consulting Agreement is amended as follows:

“2(e): Termination by Company without Cause. The Consultant’s engagement may be terminated by the Company without Cause, at any time, for any reason or for no reason, upon one hundred and eighty (180) days’ prior written notice of termination and the payment of all indemnities according to the applicable legislation and Section 3 hereunder.”

“2(f): Termination by Consultant without Good Reason. The Consultant's engagement may be terminated by the Consultant without Good Reason, at any time, upon one hundred and eighty (180) days’ prior written notice of termination. Upon receipt of the Consultant’s written notice of termination, the Company may immediately terminate the Consultant’s engagement upon the payment of all indemnities according to the applicable legislation and Section 3 hereunder.”

Compensation

Section 4(a) of the Consulting Agreement is amended as follows:

4(a): Consulting Period Compensation. During the Consulting Period, the Company shall pay Consultant a monthly fee equal to Twelve Thousand Five Hundred ($12,500) (the “Consulting Compensation”) for their services and an additional Five Thousand ($5,000) in compensation for the additional executive and director roles as per Section 1(b). The Consulting Compensation will be made effective June 1, 2022. The Consultant shall not be entitled to receive any compensation, whether in the form of wages or benefits, other than the Consulting Compensation during the Consulting Period. The Consultant will be solely responsible for withholding and paying all income taxes, withholding taxes, self-employment taxes, Social Security, and other taxes required by applicable law. As of the Effective Date, the Consultant shall provide the Company with a completed W-9 form. The Company will report all Consulting Compensation paid to the Consultant during the Consulting Period on IRS Form 1099.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

AGENTIX CORP:	Salman Hoda Pharma Consulting Inc:

/s/ Rehan Huda	/s/ Salman Hoda
Name: Rehan Huda	Name: Salman Hoda
Title: Director	Title: Chief Executive Officer

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